Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Company Contact Alexis Waadt, Director of Investor Relations Airgain, Inc. investors@airgain.com	Investor Contact Matt Glover or Najim Mostamand Liolios Group, Inc. +1 949 574 3860 AIRG@liolios.com

Airgain Reports Third Quarter 2017 Financial Results

San Diego, CA, November 9, 2017 – Airgain, Inc. (NASDAQ: AIRG), Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking, today reported unaudited results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights

•	Sales of $12.4 million
•	Gross margin of 48.2%
•	GAAP earnings per diluted share of $0.02
•	Non-GAAP earnings per diluted share of $0.05
•	Adjusted EBITDA of $0.7 million

Third Quarter 2017 Financial Results

Sales totaled $12.4 million, which is in line with the company’s previously provided 2017 annual guidance.

Gross profit grew 7.7% to $6.0 million from $5.6 million in Q3 of last year. Gross margin as a percentage of sales increased to 48.2% in the third quarter of 2017, compared to 44.8% in the same year-ago period.

Total operating expenses for the third quarter of 2017 grew 33.5% to $5.8 million from $4.3 million in Q3 of last year. The increase was primarily due to higher personnel expenses to support the company’s sales, marketing, and R&D initiatives, and costs associated with Antenna Plus. Net income attributable to common stockholders totaled $0.2 million or $0.02 per diluted share (based on 10.2 million shares), compared to net income attributable to common stockholders of $0.9 million or $0.16 per diluted share (based on 6.7 million shares) in the same year-ago period.

Non-GAAP net income attributable to common stockholders totaled $0.6 million or $0.05 per diluted share (based on 10.2 million shares), compared to non-GAAP net income attributable to common stockholders of $1.1 million or $0.19 per diluted share (based on 7.4 million shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, fair market value for adjustments of warrants, acquisition transaction costs and share-based compensation) decreased 57.0% to $0.7 million from $1.6 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Third Quarter 2017 Key Performance Indicators (compared to same year-ago period excluding the Antenna Plus acquisition)

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

•	The average selling price (ASP) per device increased 31.9% to $0.95
•	Total customer devices decreased 34.0% or 5.6 million devices to 11.0 million devices
•	The average number of antennas per device increased 31.9% to 3.8

Nine Months 2017 Financial Results

Sales increased 19.2% to $36.7 million from $30.8 million in the same year-ago period. The increase was primarily driven by a continued increase in product sales, including the revenue contribution from the assets acquired from Antenna Plus.

Gross profit grew 26.2% to $17.4 million from $13.8 million in the same year-ago period. Gross profit margin as a percentage of sales increased to 47.4% in the first nine months of 2017, compared to 44.8% in the same year-ago period.

Total operating expenses grew 47.3% to $16.9 million from $11.5 million in the first nine months of 2016. The increase was primarily due to higher personnel expenses to support the company’s sales, marketing, and R&D initiatives and Antenna Plus acquisition related expenses.

Net income attributable to common stockholders totaled $0.6 million or $0.05 per diluted share (based on 10.2 million shares), compared to net income attributable to common stockholders of $1.1 million or $0.25 per diluted share (based on 3.1 million shares) in the same year-ago period.

Non-GAAP net income attributable to common stockholders totaled $2.2 million or $0.22 per diluted share (based on 10.2 million shares), compared to non-GAAP net income attributable to common stockholders of $1.3 million or $0.44 per diluted share (based on 4.4 million shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, fair market value for adjustments of warrants, acquisition transaction costs and share-based compensation) decreased 20.9% to $2.5 million from $3.2 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Nine Months 2017 Key Performance Indicators (compared to same year-ago period excluding the Antenna Plus acquisition)

•	The average selling price (ASP) per device increased 20.1% to $0.92
•	Total customer devices decreased 8.4% or 3.2 million devices to 35.5 million devices
•	The average number of antennas per device increased 15.7% to 3.5

Management Commentary

“We are encouraged by our overall results for the third quarter and first nine months of the year, despite a slowdown in two of our carrier deployments, as we previously announced,” said Airgain’s President and Chief Executive Officer, Charles Myers. “Our sales for the first nine months of 2017 increased 19.2%, demonstrating that our business is progressing according to plan. This result is perhaps even more impressive when considering the fact that during this time we successfully replaced nearly $7 million of 2016 sales from LeTV after they dropped their product line. We’ve shown tremendous resilience in adapting our business and replacing this revenue

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

stream with continued organic growth and expansion into faster-growing adjacent markets, like automotive.”

“With our technology and expertise, we have the power to drive today’s hyper-connected world. And although we have established a strong and resilient market presence in the connected home, we are leveraging this position to advance into new end markets, particularly automotive, which is a significant area of focus for us. Our leading antenna technology supports advanced wireless connectivity solutions in this market for in-vehicle, vehicle-to-vehicle, and vehicle-to-infrastructure applications. We are developing solutions to solve the most complex wireless connectivity challenges in automotive, and are heading in the right direction in terms of investing in the right people, products and partnerships to help us get to that next stage of growth.

“Our expansion into automotive is still in its early stages, but we are already seeing strong and encouraging initial results. In fact, we now ship into a new public safety program, which enables live streaming for a body camera using a Bluetooth, Cellular and GPS antenna system. We also have developed significant bid visibility into the automotive OEM market. Overall, we see automotive on track to making up close to 15% of our business in 2018, and we are building on this early growth with continued disciplined investments and strong execution all around.

“In summary, Q3 was another important quarter, highlighted by continued profitability and the addition of new customers and projects. Our solid progress overall gives us confidence that we can achieve our annual growth targets, which is why we are reaffirming our sales outlook for both 2017 and 2018. Over time, as we accelerate our growth, we believe we’ll be in a solid position to drive further operating leverage in our model. Looking to the near future, we will continue to invest in our key growth areas and execute on the strategies that have led to our success to-date. With an ever-increasing number of wireless devices performing vastly more complex and critical tasks, we believe Airgain is well positioned as a global enabler for high-performance wireless connectivity.”

Financial Outlook

For fiscal year 2017, the company reaffirms its sales outlook of 12% to 15% growth over the prior year. The company also reaffirms its fiscal year 2018 sales outlook of 20% growth over its fiscal year 2017 target.

Conference Call

Airgain management will hold a conference call today, November 9, 2017 at 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Standard Time) to discuss these results and provide an update on business conditions.

Airgain management will host the presentation, followed by a question and answer period.

Date: Thursday, November 9, 2017

Time: 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Standard Time)

U.S. dial-in: 1-877-451-6152

International dial-in: 1-201-389-0879

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

The conference call will be broadcast live and available for replay in the investor relations section of the company's website.

A replay of the call will be available after 7:30 p.m. Eastern Standard Time on the same day through December 9, 2017.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 13671650

About Airgain, Inc.

Airgain is a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of home, enterprise, and industrial devices. Our innovative antenna systems open up exciting new possibilities in wireless services requiring high speed throughput, broad coverage footprint, and carrier grade quality. Our antennas are found in devices deployed in carrier, enterprise, and residential wireless networks and systems, including set-top boxes, access points, routers, gateways, media adapters, digital televisions, and Internet of Things (IoT) devices. Airgain partners with and supplies the largest blue chip brands in the world, including original equipment and design manufacturers, chipset makers, and global operators. Airgain is headquartered in San Diego, California, and maintains design and test centers in San Diego, California; Scottsdale, Arizona; Cambridge, United Kingdom; and, Suzhou and Shenzhen, China. For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding leveraging our connected home position to advance into new end markets, including our focus on the automotive market; our solutions addressing challenges in the automotive market, which is a significant area of focus for us; investment in our key growth areas; and our 2017 and 2018 financial outlook . The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: adjustments to the unaudited financial results reported for the third quarter ended September 30, 2017 in connection with the completion of the company's final closing process and procedures, final adjustments, and other developments that may arise during the preparation of our Quarterly Report on Form 10-Q; the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; our ability to identify and consummate strategic acquisitions and partnerships, and risks associated with completed acquisitions and partnerships adversely affecting our operating results and financial condition; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers,

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement Airgain's condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA), non-GAAP Net income attributable to common stockholders (non-GAAP Net income), and non-GAAP Earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, the fair market value adjustments for warrants, and acquisition related expenses, which include due diligence, legal, integration, and regulatory expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. In addition, our recent acquisition related activities resulted in operating expenses that would not have otherwise been incurred. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control and are not necessarily reflective of operational performance during a period. Furthermore, we believe the consideration of measures that exclude such acquisition related expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this release.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Balance Sheets

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$18,165,647	$45,161,403
Short term investments	18,463,148	—
Trade accounts receivable, net	7,708,893	5,154,996
Inventory	609,850	146,815
Prepaid expenses and other current assets	749,074	349,550
Total current assets	45,696,612	50,812,764
Property and equipment, net	1,069,149	807,086
Goodwill	4,080,447	1,249,956
Customer relationships, net	3,832,501	2,822,918
Intangible assets, net	1,100,930	286,719
Other assets	186,042	84,060
Total assets	$55,965,681	$56,063,503
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,947,772	$3,949,005
Accrued bonus	1,665,411	1,748,551
Accrued liabilities	1,088,385	1,072,242
Deferred purchase price	1,000,000	1,000,000
Current portion of long-term notes payable	1,333,333	1,388,563
Current portion of deferred rent obligation under operating lease	81,332	81,332
Total current liabilities	9,116,233	9,239,693
Long-term notes payable	333,333	1,333,333
Deferred tax liability	73,875	6,166
Deferred rent obligation under operating lease	359,693	451,909
Total liabilities	9,883,134	11,031,101
Stockholders’ equity:
Common shares, par value $0.0001, 200,000,000 shares authorized at September 30, 2017 and December 31, 2016; 9,525,330 and 9,275,062 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	957	928
Additional paid in capital	89,553,782	88,582,470
Treausry stock, at cost: 52,200 shares and 0 shares at September 30, 2017 and December 31, 2016, respectively	(468,823)	—
Accumulated other comprehensive loss	(1,696)	—
Accumulated deficit	(43,001,673)	(43,550,996)
Total stockholders’ equity	46,082,547	45,032,402
Commitments and contingencies
Total liabilities and stockholders’ equity	$55,965,681	$56,063,503

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Statements of Operations

	For the Three Months Ended September 30.		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Sales	$12,448,436	$12,439,279	$36,713,996	$30,807,902
Cost of goods sold	6,444,544	6,862,992	19,300,120	17,007,228
Gross profit	6,003,892	5,576,287	17,413,876	13,800,674
Operating expenses:
Research and development	2,094,774	1,432,581	5,510,861	4,096,670
Sales and marketing	1,809,037	1,453,391	5,229,188	4,078,250
General and administrative	1,899,449	1,459,993	6,174,869	3,304,790
Total operating expenses	5,803,260	4,345,965	16,914,918	11,479,710
Income from operations	200,632	1,230,322	498,958	2,320,964
Other expense (income):
Interest income	(98,689)	(1,735)	(189,855)	(1,735)
Interest expense	22,762	41,735	80,239	141,505
Fair market value adjustment - warrants	—	—	—	(460,289)
Total other expense (income)	(75,927)	40,000	(109,616)	(320,519)
Income before income taxes	276,559	1,190,322	608,574	2,641,483
Provision for income taxes	42,206	7,278	59,251	8,078
Net income	234,353	1,183,044	549,323	2,633,405
Accretion of dividends on preferred convertible stock	—	(322,170)	—	(1,537,021)
Net income attributable to common stockholders	$234,353	$860,874	$549,323	$1,096,384
Net income per share:
Basic	$0.02	$0.21	$0.06	$0.59
Diluted	$0.02	$0.16	$0.05	$0.25
Weighted average shares used in calculating income per share:
Basic	9,545,235	4,133,020	9,475,708	1,849,647
Diluted	10,169,559	6,689,332	10,238,987	3,103,784

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Statements of Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$234,353	$1,183,044	$549,323	$2,633,405
Unrealized loss on available-for-sale securities	(1,696)	—	(1,696)	—
Total comprehensive income	$232,657	$1,183,044	$547,627	$2,633,405

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Statement of Stockholders' Equity

	Common Stock		Additional Paid-in		Accumulated Other	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Treasury Stock	Comprehensive Loss	Deficit	Equity
Balance at December 31, 2016	9,275,062	$928	$88,582,470	$—	$—	$(43,550,996)	$45,032,402
Stock-based compensation	—	—	463,856	—	—	—	463,856
Exercise of stock options	244,993	24	506,680	—	—	—	506,704
Shares issued pursuant to stock awards	57,475	5	(5)	—	—	—	—
Common stock repurchases	(52,200)	—	—	(468,823)	—	—	(468,823)
Reversal of costs related to secondary offering	—	—	781	—	—	—	781
Unrealized loss on avilable-for-sale securities	—	—	—	—	(1,696)	—	(1,696)
Net income	—	—	—	—	—	549,323	549,323
Balance at September 30, 2017	9,525,330	$957	$89,553,782	$(468,823)	$(1,696)	$(43,001,673)	$46,082,547

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Statements of Cash Flows

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$549,323	$2,633,405
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	336,817	357,425
Amortization	396,206	276,004
Fair market value adjustment - warrants	—	(460,289)
Amortization of discounts on investments, net	(23,683)	—
Stock-based compensation	463,856	224,039
Deferred tax liability	67,709	—
Changes in operating assets and liabilities:
Trade accounts receivable	(1,969,507)	(2,034,467)
Inventory	(30,265)	14,714
Prepaid expenses and other assets	(501,506)	(214,574)
Accounts payable	(123,112)	1,309,924
Accrued bonus	(83,140)	(193,257)
Accrued liabilities	16,143	135,046
Deferred obligation under operating lease	(92,216)	(80,049)
Net cash provided by (used in) operating activities	(993,375)	1,967,921
Cash flows from investing activities:
Purchases of available-for-sale securities	(18,441,161)	—
Cash paid for acquisition	(6,348,730)	—
Purchases of property and equipment	(195,922)	(275,649)
Net cash used in investing activities	(24,985,813)	(275,649)
Cash flows from financing activities:
Repayment of notes payable	(1,055,230)	(1,216,928)
Proceeds from initial public offering	—	13,600,800
Costs related to initial public offering	781	(2,697,853)
Common stock repurchases	(468,823)	—
Proceeds from exercise of stock options	506,704	112,100
Net cash provided by (used in) financing activities	(1,016,568)	9,798,119
Net increase (decrease) in cash and cash equivalents	(26,995,756)	11,490,391
Cash and cash equivalents, beginning of period	45,161,403	5,335,913
Cash and cash equivalents, end of period	$18,165,647	$16,826,304
Supplemental disclosure of cash flow information
Interest paid	$85,085	$141,505
Taxes paid	$114,639	$—
Supplemental disclosure of non-cash investing and financing activities:
Accretion of Series E, F, and G preferred redeemable convertible stock to redemption amount	—	$1,356,707
Conversion of warrants	—	$249,215
Conversion of preferred stock into common stock	—	$50,432,161
Issuance of warrants to underwriters in connection with initial public offering	—	$126,218

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Reconciliation of GAAP to non-GAAP Net Income

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of GAAP to non-GAAP Net Income
Net income attributable to common stockholders	$234,353	$860,874	$549,323	$1,096,384
Stock-based compensation expense	213,968	111,872	463,856	224,039
Amortization	74,402	93,338	396,206	276,004
Acquisition expenses	65,364	—	860,833	54,387
Other expense (income)	(75,927)	40,000	(109,616)	(320,519)
Provision for income taxes	42,206	7,278	59,251	8,078
Non-GAAP net income attributable to common stockholders	$554,366	$1,113,362	$2,219,853	$1,338,373
Non-GAAP net income per share:
Basic	$0.06	$0.27	$0.23	$0.72
Diluted	$0.05	$0.19	$0.22	$0.44
Weighted average shares used in calculating non-GAAP income per share:
Basic	9,545,235	4,133,020	9,475,708	1,849,647
Diluted	10,169,559	7,419,276	10,238,987	4,372,005

Airgain, Inc.
Unaudited Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of Net Income to Adjusted EBITDA
Net income	$234,353	$1,183,044	$549,323	$2,633,405
Stock-based compensation expense	213,968	111,872	463,856	224,039
Depreciation and amortization	188,760	214,408	733,023	633,429
Acquisition expenses	65,364	—	860,833	54,387
Other expense (income)	(75,927)	40,000	(109,616)	(320,519)
Provision for income taxes	42,206	7,278	59,251	8,078
Adjusted EBITDA	$668,724	$1,556,602	$2,556,670	$3,232,819